    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 1998

                                                REGISTRATION NO. 333-48965
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-4

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                           PLATINUM TECHNOLOGY, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    7372                    36-3509662
     (STATE OR OTHER          (PRIMARY STANDARD               (I.R.S.
      JURISDICTIONOF       INDUSTRIALCLASSIFICATION    EMPLOYERIDENTIFICATION
     INCORPORATION OR            CODE NUMBER)                   NO.)
      ORGANIZATION)

   1815 SOUTH MEYERS ROAD, OAKBROOK TERRACE, ILLINOIS 60181, (630) 620-5000 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ANDREW J. FILIPOWSKI
   1815 SOUTH MEYERS ROAD, OAKBROOK TERRACE, ILLINOIS 60181, (630) 620-5000 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                --------------

                                  COPIES TO:

  MATTHEW S. BROWN, ESQ.MARK D. WOOD,           THOMAS A. COLE, ESQ.
                 ESQ.                            PAUL L. CHOI, ESQ.
         Katten Muchin & Zavis                     Sidley & Austin
  525 West Monroe Street, Suite 1600          One First National Plaza
     Chicago, Illinois 60661-3693              Chicago, Illinois 60603

                                --------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At the effective time of the merger of a wholly-owned subsidiary of the Registrant with and into Mastering, Inc. which shall occur as soon as practicable after the effective date of this Registration Statement and the satisfaction of all conditions to closing of such merger.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _____________________________

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________________________________________________

                        CALCULATION OF REGISTRATION FEE
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
                                                 PROPOSED MAXIMUM PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF           AMOUNT         OFFERING PRICE     AGGREGATE        AMOUNT OF
SECURITIES TO BE REGISTERED   TO BE REGISTERED       PER UNIT      OFFERING PRICE  REGISTRATION FEE
---------------------------------------------------------------------------------------------------
 Common Stock, $.001 par
  value..................    8,342,759 shares(1)       N/A        $ 194,369,516(2)    $57,340(3)

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(1) Represents the maximum number of shares of common stock, par value $.001 per share, of PLATINUM technology, inc. (the "PLATINUM Common Stock") issuable in the merger, assuming the exercise of all outstanding options to purchase shares of Mastering, Inc. common stock. Includes associated rights ("Rights") to purchase 1/100 of a share of Series A Participating Preferred Stock, par value $.01 per share, of PLATINUM technology, inc. Rights initially are attached to and trade with the PLATINUM Common Stock. The value attributable to such Rights, if any, is reflected in the market price of the PLATINUM Common Stock.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and 457(c), based upon 18,622,229 shares of common stock of Mastering, Inc. being exchanged for PLATINUM Common Stock using the average high and low prices of Mastering, Inc. common stock of $10.4375, as reported on the Nasdaq National Market on March 24, 1998.

(3) Previously paid.

                                --------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article Ten of PLATINUM's Restated Certificate of Incorporation provides that PLATINUM shall indemnify its directors to the full extent permitted by the Delaware General Corporation Law and may indemnify its officers to such extent, except that PLATINUM shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense, or (ii) for any amounts paid in settlement of an action indemnified against by PLATINUM without the prior written consent of PLATINUM. With the approval of its stockholders, PLATINUM has entered into indemnity agreements with each of its directors and certain of its officers. These agreements may require PLATINUM, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' liability insurance if available on reasonable terms.

  In addition, Article Nine of PLATINUM's Restated Certificate of Incorporation provides that a director of PLATINUM shall not be personally liable to PLATINUM or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to PLATINUM or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit.

  Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification of directors and officers in certain circumstances.

  PLATINUM has purchased an insurance policy under which it is entitled to be reimbursed for certain indemnity payments it is required or permitted to make to its directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) The following exhibits are filed with this Registration Statement:

 EXHIBITS
   2.1    Agreement and Plan of Merger among the Registrant, PT Acquisition
          Corporation I and Mastering, Inc. ("Mastering"), dated as of February
          18, 1998 (the "Merger Agreement") (attached as Appendix A to the
          Proxy Statement/Prospectus contained in this Registration Statement).
          The exhibits to the Merger Agreement are omitted pursuant to Item
          601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally to the Commission, upon request, a copy of any omitted exhibits.*
   3.1 Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 to PLATINUM's Registration Statement on Form S-1, Registration Statement No. 33-39233 (the "IPO S-1
          Registration Statement").
   3.2 Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 to the IPO S-1 Registration Statement.
   4.1 Specimen stock certificate representing Common Stock, incorporated by reference to Exhibit 4.1 to the IPO S-1 Registration Statement.
   4.2 Rights Agreement dated as of December 21, 1995 between the Company and Harris Trust and Savings Bank, incorporated by reference to
          Exhibit 1 to the Company's Registration Statement on Form 8-A, filed
          December 26, 1995 (the "1995 8-A").

 EXHIBITS
   4.3    Certificate of Designations of the Class II Series A Junior
          Participating Preferred Stock, incorporated by reference to Exhibit
          4.3 to the Company's Annual Report on Form 10-K for the year ended
          December 31, 1995 (the "1995 10-K").
   4.4    Indenture between the Company and American National Bank and Trust
          Company, as Trustee, dated as of November 18, 1996, incorporated by reference to Exhibit 4.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 ("1997 10-K").
   4.5    Form of Note for the Company's convertible subordinated notes due
          2001, incorporated by reference to Exhibit 4.5 to the 1997 10-K.
   4.6    Indenture between the Company and American National Bank and Trust
          Company, as Trustee, dated as of December 15, 1997, incorporated by reference to Exhibit 4.6 to the 1997 10-K.
   4.7    Form of Note for the Company's convertible subordinated notes due
          2002, incorporated by reference to Exhibit 4.7 to the 1997 10-K.
          Opinion of Katten Muchin & Zavis as to the legality of the securities
   5.1    being issued.*
   8.1    Opinion of Katten Muchin & Zavis as to tax matters.*
  10.1 1989 Stock Option Plan, incorporated by reference to Exhibit 10.1 to the IPO S-1 Registration Statement.
  10.2    Forms of Stock Option Agreements, incorporated by reference to
          Exhibit 10.2 to the IPO S-1 Registration Statement.
  10.3    Chief Executive Stock Option Plan, incorporated by reference to
          Exhibit 10.3 to the IPO S-1 Registration Statement.
  10.4    Chief Executive Stock Option Agreement, incorporated by reference to
          Exhibit 10.4 to the IPO S-1 Registration Statement.
  10.5 1991 Stock Option Plan, incorporated by reference to Exhibit 10.5 to the IPO S-1 Registration Statement.
  10.6    Amended and Restated Employment Agreement between Andrew J.
          Filipowski and the Company, dated as of January 1, 1996, incorporated by reference to Exhibit 10.6 to the 1997 10-K.
  10.7    Amended and Restated Employment Agreement between Michael P.
          Cullinane and the Company, dated as of January 1, 1996, incorporated by reference to Exhibit 10.7 to the 1997 10-K.
  10.8 Amended and Restated Employment Agreement between Paul L. Humenansky and the Company, dated as of October 28, 1997, incorporated by reference to Exhibit 10.8 to the 1997 10-K.
  10.9 Form of Indemnification Agreement between the Company and each of Andrew J. Filipowski, Michael P. Cullinane, Paul L. Humenansky, Casey
          G. Cowell, James E. Cowie, Steven D. Devick and Gian Fulgoni, incorporated by reference to Exhibit 10.10 to the IPO S-1
          Registration Statement.
  10.10   Forms of Affiliate Agreements, incorporated by reference to Exhibit
          10.11 to the IPO S-1 Registration Statement.
  10.11 Form of Master Product License Agreement, incorporated by reference to Exhibit 10.11 to the 1995 10-K.
  10.12   Office Lease, dated May 6, 1992, between the Company and LaSalle
          National Trust N.A. as Trustee (the "Oakbrook Terrace Lease"), incorporated by reference to Exhibit 10.20 to the Company's Annual
          Report on Form 10-K for the year ended December 31, 1992.
  10.13 PLATINUM technology, inc. 1993 Directors' Stock Option Plan, incorporated by reference to Exhibit 10.18 to the Company's Quarterly
          Report on Form 10-Q for the quarter ended June 30, 1994 (the "June
          1994 10-Q").

 EXHIBITS
  10.14 PLATINUM technology, inc. 1994 Stock Incentive Plan, incorporated by reference to Exhibit 10.19 to the June 1994 10-Q.
  10.15   Amendments to the PLATINUM technology, inc. 1994 Stock Incentive
          Plan, incorporated by reference to Exhibit 4.3 to the Company's
          Registration Statement on Form S-8, Registration No. 33-85798 (the
          "1994 S-8").
  10.16   Form of Option Agreement under the PLATINUM technology, inc. 1993
          Director's Stock Option Plan, incorporated by reference to Exhibit
          4.4 to the 1994 S-8.
  10.17   Form of Option Agreement under the PLATINUM technology, inc. 1994
          Stock Incentive Plan, incorporated by reference to Exhibit 4.5 to the 1994 S-8.
  10.18   Amendment Number One, dated as of May 3, 1993, to the Oakbrook
          Terrace Lease, incorporated by reference to Exhibit 10.19 to the 1994
          10-K.
  10.19   Amendment Number Two, dated as of October 26, 1993, to the Oakbrook
          Terrace Lease, incorporated by reference to Exhibit 10.20 to the 1994
          10-K.
  10.20   Amendment Number Three, dated as of December 22, 1994, to the
          Oakbrook Terrace Lease, incorporated by reference to Exhibit 10.21 to the 1994 10-K.
  10.21   Office Lease, dated August 8, 1994, between the Company and L.J.
          Sheridan & Co. as court appointed receiver, incorporated by reference to Exhibit 10.22 to the 1994 10-K.
  10.22 PLATINUM technology, inc. Employee Incentive Compensation Plan, incorporated by reference to Exhibit 10.23 to the Company's
          Registration Statement on Form S-4, Registration No. 33-94410 (the
          "1995 S-4").
  10.23   Lease Agreement, dated as of March 30, 1995, between the Company and
          Lisle Property Venture, Inc. (the "March 1995 Lisle Lease"), incorporated by reference to Exhibit 10.24 to the 1995 S-4.
  10.24   First Amendment, dated as of September 15, 1995, to the March 1995
          Lisle Lease, incorporated by reference to Exhibit 10.25 to the 1995
          10-K.
  10.25   Second Amendment, dated as of September 15, 1995, to the March 1995
          Lisle Lease, incorporated by reference to Exhibit 10.26 to the 1995
          10-K.
  10.26   Third Amendment, dated as of January 3, 1996, to the March 1995 Lisle
          Lease, incorporated by reference to Exhibit 10.27 to the 1995 10-K.
  10.27   Lease Agreement, dated as of October 31, 1995, between Lisle Property
          Venture, Inc. and the Company (the "October 1995 Lisle Lease"), incorporated by reference to Exhibit 10.28 to the 1995 10-K.
  10.28   Amendment Number Four, dated as of March 9, 1995, to the Oakbrook
          Terrace Lease, incorporated by reference to Exhibit 10.29 to the 1995
          10-K.
  10.29 Loan Agreement, dated as of December 31, 1995, between the Company and American National Bank and Trust Company of Chicago (the "Loan
          Agreement"), incorporated by reference to Exhibit 10.30 to the 1995
          10-K.
  10.30   First Amendment, dated as of December 31, 1996, to the Loan
          Agreement, incorporated by reference to Exhibit 10.30 to the Company's Annual Report on Form 10-K for the year ended December 31,
          1996 (the "1996 10-K").
  10.31   First Amendment, dated as of May 23, 1996, to the October 31, 1995
          Lisle Lease, incorporated by reference to Exhibit 10.31 to the 1996
          10-K.
  10.32   Second Amendment, dated as of May 24, 1996, to the October 31, 1995
          Lisle Lease, incorporated by reference to Exhibit 10.32 to the 1996
          10-K.

 EXHIBITS
  10.33   Lease Agreement, dated as of July 17, 1996, between the Company and
          Oakbrook Tower Limited Partnership, incorporated by reference to
          Exhibit 10.33 to the 1996 10-K.
  10.34 PLATINUM technology, inc. 1996 Stock Purchase Plan, incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8, Registration No. 333-03284 (the "April 1996
          S-8").
  10.35   PLATINUM technology, inc. Amended and Restated 1993 Directors' Stock
          Option Plan, incorporated by reference to Exhibit 4.2 to the April
          1996 S-8.
  10.36 Amendment to the PLATINUM technology, inc. 1994 Stock Incentive Plan, incorporated by reference to the Company's Quarterly Report on Form
          10-Q for the quarter ended June 30, 1996 (the "June 1996 10-Q").
  10.37   First Amendment to the PLATINUM technology, inc. Employee Incentive
          Compensation Plan, incorporated by reference to the June 1996 10-Q.
  10.38   Second Amendment to the PLATINUM technology, inc. Employee Incentive
          Compensation Plan, incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June
          30, 1997 (the "June 1997 10-Q").
  10.39   Amendment Number Five, dated as of December 1, 1996, to the Oakbrook
          Terrace Lease, incorporated by reference to Exhibit 10.2 to the June
          1997 10-Q.
  10.40   Amendment Number Six, dated as of April 30, 1997, to the Oakbrook
          Terrace Lease, incorporated by reference to Exhibit 10.3 to the June
          1997 10-Q.
  10.41   Amendment Number Seven, dated as of September 16, 1997, to the
          Oakbrook Terrace Lease, incorporated by reference to Exhibit 10.42 to the Company's Registration Statement on Form S-1, Registration No.
          333-40075.
  10.42 Credit Agreement, dated as of December 22, 1997, between the Company and American National Bank and Trust Company of Chicago, as Agent, incorporated by reference to Exhibit 10.42 to the Company's Form 10-K for the year ended December 31, 1998.
  12 Computation of Ratios of Earnings to Fixed Charges, incorporated by reference to Exhibit 12 to the 1997 10-K.
  21 Subsidiaries of the Company, incorporated by reference to Exhibit 21 to the 1997 10-K.
  23.1    Consent of Katten Muchin & Zavis (included in its opinions filed as
          Exhibits 5.1 and 8.1 herewith).*
  23.2    Consent of KPMG Peat Marwick LLP.*
  23.3    Consent of Arthur Andersen LLP.*
  23.4    Consent to Piper Jaffray Inc.*
  24.1    Power of Attorney (included on the signature page).*
  99.1 Form of proxy card to be used in soliciting Mastering's stockholders for its special meeting.*

  *Previously filed

  (b) See Schedule II--Valuation and Qualifying Accounts in the Proxy Statement/Prospectus contained in this Registration Statement.

  (c) The opinion of Piper Jaffray Inc. is included as Appendix B to the Proxy Statement/Prospectus contained in this Registration Statement.

ITEM 22.  UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

  (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1993, the registrant, PLATINUM technology, inc., a Delaware corporation, has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Chicago, State of Illinois on the 31st day of March, 1998.

                                          PLATINUM technology, inc.

                                                /s/ Andrew J. Filipowski
                                          By: _________________________________
                                                   Andrew J. Filipowski
                                               President and Chief Executive
                                                           Officer


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

              SIGNATURE                        TITLE                 DATE

     /s/ Andrew J. Filipowski          President, Chief
-------------------------------------   Executive Officer       March 31, 1998
        Andrew J. Filipowski            (Principal
                                        Executive Officer)
                                        and a Director

                                       Executive Vice
                *                       President--Product      March 31, 1998
-------------------------------------   Development, Chief
         Paul L. Humenansky             Operations Officer
                                        and a Director

                                       Executive Vice
                *                       President, Chief        March 31, 1998
-------------------------------------   Financial Officer,
        Michael P. Cullinane            Treasurer
                                        (Principal
                                        Financial and
                                        Accounting Officer)
                                        and a Director

                                       Director
-------------------------------------
           James E. Cowie

                                       Director
                *                                               March 31, 1998
-------------------------------------
          Steven D. Devick

                                       Director
                *                                               March 31, 1998
-------------------------------------
           Arthur P. Frigo

                                       Director
                *                                               March 31, 1998
-------------------------------------
           Gian M. Fulgoni


 */s/ Andrew J. Filipowski
-------------------------------------

      Andrew J. Filipowski

      As Attorney-in-fact